                                                                   Exhibit 10.42


                   -----------------------------------------
                                  GROUND LEASE

                                     BETWEEN

                         HARTZ MOUNTAIN INDUSTRIES, INC.

                                       and

                          HARTZ-PW LIMITED PARTNERSHIP
                   -----------------------------------------


                                    Premises:

                                Operations Center

                             Lincoln Harbor Project

                                      INDEX

              ARTICLE                                                PAGE
              -------                                                ----

                1.   Definitions ..................................    1
                2.   Demise and Term ..............................    4
                3.   Rent .........................................    5
                4.   Use of Demised Premises ......................    6
                5.   Construction of Building .....................    6
                6.   Tax and Operating Expense Payments ...........    7
                7.   Common Areas .................................   11
                8.   Mortgaging and Transfer by Landlord ..........   11
                9.   Quiet Enjoyment ..............................   12
               10.   Assignment, Subletting and Mortgaging ........   12
               11.   Compliance with Laws .........................   16
               12.   Insurance and Indemnity ......................   17
               13.   Rules and Regulations ........................   20
               14.   Alterations ..................................   21
               15.   Repairs and Maintenance ......................   21
               16.   Electric Energy ..............................   22
               17.   Other Services:  Service Interruption ........   22
               18.   Access, Changes and Name .....................   22
               19.   Mechanics' Liens and Other Liens .............   23
               20.   Non-Liability and Indemnification ............   23
               21.   Damage or Destruction ........................   25
               22.   Eminent Domain ...............................   26
               23.   Surrender ....................................   28
               24.   Conditions of Limitation .....................   28
               25.   Re-Entry by Landlord .........................   29
               26.   Damages ......................................   30
               27.   Affirmative Waivers ..........................   33
               28.   No Waivers ...................................   33
               29.   Broker .......................................   34
               30.   Curing Tenant's Defaults .....................   34
               31.   Notices ......................................   35
               32.   Estoppel Certificates ........................   35
               33.   Arbitration ..................................   36
               34.   Memorandum of Lease ..........................   36
               35.   Miscellaneous ................................   37



              EXHIBITS
              --------

              Exhibit "A"        Building
              Exhibit "B"        Fixed Rent
              Exhibit "C"        Floor Space
              Exhibit "D"        Property Description
              Exhibit "E"        Lincoln Harbor Project
              Exhibit "F"        Mortgage Terms
              Exhibit "G"        Operating Expenses
              Exhibit "H"        Fee Mortgage Amounts
              Exhibit "I"        Landlord's Share of Insurance Proceeds and Con-
                                 demnation Awards
              Exhibit "J"        Nondisturbance Agreement

         LEASE, dated April 14, 1986, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation having an office at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094, and HARTZ-PW LIMITED PARTNERSHIP, a New Jersey limited partnership having an address at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094.

                             ARTICLE 1 - DEFINITIONS

         1.01. As used in this Lease the following words and phrases shall have the meanings indicated:

         A. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

         B. Broker: Joseph Hilton & Associates Incorporated.

         C. Building: The building to be located on the Land as more particularly described on the plan attached hereto as Exhibit "A".

         D. Calendar Year: Any twelve-month period during the term of this Lease commencing on a January 1.

         E. Commencement Date: The date of this Lease.

         F. Demised Premises: The Land, and the Building and any other improvements now or hereafter located thereon, which Building and other improvements are and shall be the property of Tenant.

         G. Expiration Date: The date that is the day before the ninety-eighth
(98th) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the ninety-eighth (98th) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.

         H. Fixed Rent: As set forth on the Rent Schedule annexed hereto as Exhibit "B".

         I. Fixed Rent Commencement Date: Shall mean the Commencement Date (as defined in the Space Lease).

         J. Floor Space: 604,528, as the same may be increased or decreased pursuant to Section 35.13 hereof, and as more particularly set forth on Exhibit "C" annexed hereto and made a part hereof.

         K. Hartz Lease: The Agreement of Lease, dated of even date herewith, between Tenant, as landlord, and Hartz Mountain Industries, Inc., as tenant, pursuant to which Tenant subleased a portion of the Building to Hartz Mountain Industries, Inc.

         L. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

         M. Land: The land described on Exhibit "D" annexed hereto and made a part hereof.

         N. Landlord: On the date as of which this Lease is made, shall mean Hartz Mountain Industries, Inc., a New York corporation having an address at 400 Plaza Drive, Secaucus, New Jersey 07094, but thereafter "Landlord" shall mean only the fee owner of the Land.

         O. Legal Requirements: Laws and ordinances of all federal, state and local governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental authorities having jurisdiction over the Land and Building.

         P. Lincoln Harbor Project: The project more particularly described on Exhibit "E" annexed hereto and made a part hereof.

         Q. Mortgage: The mortgage creating a lien on the leasehold estate created pursuant to this Lease, to be entered into pursuant to a loan commitment substantially on the terms set forth in the schedule annexed hereto as Exhibit "F", and any replacement, extension, modification, or amendment thereto.

         R. Operating Expenses: The costs and expenses for the items set forth on said Exhibit "G" annexed hereto and made a part hereof.

         S. Permitted Uses: Any and all uses permitted by law and which are in keeping with the character and quality of the Lincoln Harbor Project.

         T. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

         U. Project Floor Space: 2,206,457, as the same may be increased or decreased pursuant to Section 35.13 hereof, and as more particularly set forth on Exhibit "C" annexed hereto and made a part hereof.

         V. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Demised Premises by any federal, state, municipal or other governments or governmental bodies or authorities. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed on Landlord specifically in substitution for any of the foregoing Real Estate Taxes
(a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof, calculated as if Landlord's only asset were the leasehold estate created by this Lease.

         W. Rent: The Fixed Rent and the Additional Charges.

         X. Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time in connection with the common areas of the Lincoln Harbor Project, as may be reasonably changed by Landlord from time to time.

         Y. Space Lease: The Agreement of Lease, dated of even date herewith, between Tenant, as Landlord, and PaineWebber Incorporated, as tenant, pursuant to which Tenant subleased the Land and the Building to PaineWebber, Inc.

         Z. Subtenants: The tenants under the Space Lease and the Hartz Lease from time to time.

         AA. Tenant: On the date as of which this Lease is made shall mean Hartz-PW Limited Partnership, but thereafter "Tenant" shall mean only the tenant under this Lease at the time in question, provided, however, that nothing herein shall be construed as relieving Hartz-PW Limited Partnership of any liability for the obligations of Tenant hereunder in the event Hartz-PW Limited Partnership ceases to be the Tenant hereunder, except as otherwise expressly provided herein or by separate agreement between Landlord and Hartz-PW Limited Partnership.

         BB. Tenants' Fraction: 27.4%, determined by dividing the Floor Space by the Project Floor Space, as the same may be decreased pursuant to Section 35.13 hereof.

         CC. Term: The period commencing on the Commencement Date and ending at 11:59 P.M. of the Expiration Date, unless otherwise terminated in accordance with the provisions hereof.

         DD. Unavoidable Delay: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party other than such party's financial condition, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay. The party asserting such delay promptly upon becoming aware of such Unavoidable Delay, shall give written notice of such Unavoidable Delay to the other party.

                                ARTICLE 3 - RENT

         3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the fifth (5th) day of each and every calendar month beginning on the Fixed Rent Commencement Date. If the Fixed Rent Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such partial calendar month shall be prorated on a per diem basis and paid on the Fixed Rent Commencement Date.

         3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall designate by notice to Tenant. Tenant shall pay the Rent promptly when due and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

         3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

         3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

         3.05. If Tenant shall fail to pay any installment of Fixed Rent within ten (10) days or any other item of Rent within thirty (30) days after the date when such payment is due and Landlord shall have delivered a bill for same (which delivery may be by invoice and shall not be required to comply with the requirements for notices specified in Article 31 of this Lease), then any such payment shall bear interest calculated from the due date to the date such payment is received by Landlord, at a rate equal to two (2) percentage points in excess of the rate of interest publicly announced from time to time by Citibank, N.A., or its successor, as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate") (the "Late Payment Rate").

         3.06. It is the intention of the parties that the Fixed Rent payable under this Lease shall be net to Landlord, so that this Lease shall yield to Landlord the Fixed Rent specified herein during the Term of this Lease, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised Premises shall be paid by Tenant, other than liens placed on the Demised Premises by Landlord, or claims against Landlord for Landlord's negligence or default under the terms of this Lease (nothing herein shall be construed as affecting the provisions of any insurance carried by Landlord, Tenant, subtenant or assign with respect to the Demised Premises, including fire and hazard insurance, liability insurance and any other insurance).

         ARTICLE 4 - USE OF DEMISED PREMISES

         4.01. Tenant shall use and occupy the Demised Premises only for the Permitted Uses and in compliance with all Legal Requirements.

         ARTICLE 5 - CONSTRUCTION OF BUILDING

         5.01. Tenant shall, at its own cost and expense, cause the construction of the Building and the other improvements contemplated in connection therewith substantially in accordance with the provisions of the Space Lease.

         5.02. Tenant shall at all times during the term of this Lease, at its own cost and expense, keep and maintain in good condition, or cause to be kept and maintained, the Demised Premises in compliance with all Insurance Requirements and Legal Requirements. Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs or alterations in or to the Demised Premises during the term of this Lease.

         5.03. Tenant may, at its option and its own cost and expense, at any time and from time to time, make such alterations, changes, replacements, improvements and additions (herein collectively called "Alterations") in and to the Demised Premises as it may deem desirable.

         5.04. At any time on or before the Expiration Date, Tenant shall have the right, but not the obligation, to remove all or any portion of the Building. If, on the Expiration Date, all or any portion of the Building shall remain on the Land, title thereto shall become the sole property of the Landlord.

         5.05. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any buildings and other improvements in the Lincoln Harbor Project, including, without limitation, the right to move and/or remove same, provided same shall not block or unreasonably interfere with Tenant's means of ingress or egress to and from the Building; provided that such shall not deviate materially from the approved site plan without Tenant's prior written consent, which consent shall not be unreasonably withheld or delayed, and provided further that Tenant may thereupon request a recalculation of Operating Expenses in accordance with Section 35.14 hereof.

         ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

         6.01. On or before the Commencement Date (as such term is defined in the Space Lease) Landlord shall use its best efforts to obtain from the City of Weehawken a separate tax lot and zoning lot number for the Demised Premises. Commencing on the Commencement Date and provided that Landlord shall have obtained a separate tax lot number for the Demised Premises, Tenant shall pay to the appropriate governmental authority the Real Estate Taxes for the Land and the Building for each year during the Term not later than one (1) business day before any delinquency fee would be imposed upon the payment of the same. If Landlord shall not have obtained a separate tax lot number for the Demised Premises on or before the Commencement Date, then, commencing on the Commencement Date, Tenant shall pay to Landlord an amount equal to its Proportionate Share (hereinafter defined) of the Real Estate Taxes for the Land and the Building for the tax lot of which the Demised Premises form a part for any year during the Term not later than five (5) business days before any delinquency fee would be imposed upon the payment of the same, until such time as Landlord shall have obtained such separate tax lot number; but in no event shall Tenant's payment for Real Estate Taxes be more or less than that amount which Tenant would have paid if the Demised Premises were a separate tax lot. Tenant's "Proportionate Share" shall mean the sum of (x) the tax attributable to the Building and other improvements located on the Land, as may be separately assessed or as shown in the Tax Assessor's Notes, and (y) 4.42% of the tax attributable to the tax lot of which the Land forms a portion. Landlord agrees that, throughout the term thereafter, the Demised Premises will constitute a separate tax and zoning lot, separate and apart from other real property. In determining the amount of Real Estate Taxes for the partial calendar years in which the Term shall commence or expire, Real Estate Taxes payable in such calendar year shall be apportioned for that portion of the Tax Year (hereinafter defined) occurring within the calendar year and Real Estate Taxes for such calendar year shall be prorated for the number of days in such calendar year occurring subsequent to the Commencement Date or prior to the Expiration Date, as the case may be. "Tax Year" shall mean the period January 1 through December 31 (or such other period as hereafter may be duly adopted by the City of Weehawken as its fiscal year for Real Estate Tax purposes), any portion of which occurs during the Term. Tenant shall have the right to institute, and in good faith prosecute, tax certiorari proceedings with respect to the Building and the Land. In the event of the institution of such proceedings, such proceedings shall be at Tenant's sole cost and expense and Landlord shall cooperate fully with Tenant in connection with any such proceedings.

         6.02. (a) Prior to the Commencement Date, Landlord shall deliver to Tenant a statement estimating the Operating Expenses for the partial calendar year commencing on the Commencement Date and Tenant shall pay to Landlord on a monthly basis on or before the tenth (10th) day of each calendar month during the first partial calendar year of the Term an amount equal to such estimated Operating Expenses divided by the number of months or partial months in such partial calendar year. On or before February 15 of each calendar year or partial calendar year during the Term, Landlord shall furnish Tenant with an operating statement (the "Operating State-ment") in reasonable detail setting forth the actual Operating Expenses for the preceding calendar year. If such Operating Statement shall show that the actual Operating Expenses for the preceding calendar year were in excess of those estimated by Landlord and previously paid by Tenant, then within forty (40) days after receipt of such actual Operating Statement, Tenant shall remit to Landlord any such deficiency together with interest thereon at the Late Payment Rate, calculated from the date of each payment to the date of payment or refund, as the case may be. If such Operating Statement shall show that Tenant shall have paid amounts in excess of the actual Operating Expenses, then Landlord shall remit to Tenant together with such Operating Statement a check in the amount equal to such excess payments together with interest thereon at the Late Payment Rate, calculated from the date of each payment to the date of payment or refund, as the case may be.

         (b) In addition, in each Operating Statement, Landlord may set forth any estimated increases in Operating Expenses for the then current calendar year, provided, however, that in no event shall Landlord's estimate exceed an amount equal to the sum of the actual Operating Expenses for the preceding calendar year and an amount equal to such actual Operating Expenses multiplied by the percentage increase in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1967 = 100), or any successor index thereto, appropriately adjusted (the "CPI"). If the CPI ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the CPI. If Landlord or Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration Association or any successor organization for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration. After receipt of such Operating Statement, Tenant shall pay to Landlord a sum equal to 1/12th of the amount shown on such statement multiplied by the number of months of the Term in said calendar year preceding the demand, less the amount (if any) paid by Tenant prior to such demand pursuant hereto for such months, and thereafter, commencing with the month in which the demand is made in continuing thereafter for each month of the Term until the rendition of a new Operating Statement, 1/12th of the amount shown on such Operating Statement.

         6.03. Each such statement given by Landlord pursuant to Section 6.02 shall be conclusive and binding upon Tenant unless within 120 days after the receipt of the Operating Statement provided for above Tenant shall notify Landlord that it or the Subtenant under the Space Lease disputes the correctness of the statement, specifying, to the extent the information is available, the particular respects in which the statement is claimed to be incorrect. If such notice is sent, Tenant, Subtenant, and its accountants may examine Landlord's books and records relating to the Operating Expenses to determine the accuracy of the Operating Statement. If, after such examination, Tenant or Subtenant still disputes such Operating Statement, any party may refer the decision of the issues raised to one of the so-called "big eight" public accounting firms, mutually satisfactory to Landlord, Tenant and Subtenant, or if Landlord, Tenant and Subtenant shall be unable to agree, then the firm to which the dispute shall be referred shall be chosen as follows: Landlord, Tenant and Subtenant shall each be permitted to exclude one of such firms from the pool of acceptable firms; the firm to whom such decision shall be referred shall then be chosen by lot from the pool of remaining firms, and if the firm chosen by lot shall refuse to serve, a substitute firm shall be chosen by lot. Provided, however, that if such a firm has been chosen by Tenant and the Subtenant by such process, the firm so chosen shall be deemed acceptable to Landlord and Tenant. The firm so chosen may, in its discretion, retain one or more consultants to assist in the resolution of the dispute referred to it. The decision of such accountants, absent manifest error, shall be conclusively binding upon the parties. The fees and expenses (including the fees of such consultants) involved in such decisions shall be borne by the unsuccessful party as between Landlord and Tenant (and if both parties are partially successful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). If such dispute is ultimately determined in Tenant's favor (either by agreement between Landlord or Tenant or by decision of the accountants), Landlord promptly after such determination shall pay to Tenant any amount overpaid by Tenant. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within twenty (20) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position.

                            ARTICLE 7 - COMMON AREAS

         7.01. Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord (or other owner of the Lincoln Harbor Project) has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the common areas of the Lincoln Harbor Project. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of such common areas (provided that such closure does not unreasonably interfere with Tenant's business at the Demised Premises, except in cases of emergency) when in Landlord's reasonable judgment any such closing is necessary or to (a) make repairs or changes or to effect construction within the Lincoln Harbor Project;
(b) prevent the acquisition of public rights in such areas; or (c) protect or preserve natural persons or property. Landlord also reserves the right to grant easements for public utilities (including, without limitation, easements affecting the Land, in connection with the development of the Lincoln Harbor Project. Landlord may do such other acts in and to such common areas as in its reasonable judgment may be desirable to improve or maintain same, provided, however that Landlord shall not change the standard of maintenance of such common areas without Tenant's approval, which approval shall not be unreasonably withheld or delayed. In all such events, such work shall be commenced and prosecuted diligently and with as little interference as possible with Tenant's use of the Demised Premises.

         7.02. Tenant agrees that it, any subtenant or licensee and their respective officers, employees; contractors and agents will park their automobiles and other vehicles only upon the Land.

                 ARTICLE 8 - MORTGAGING AND TRANSFER BY LANDLORD

         8.01. Landlord may not mortgage the fee or the Land except in connection with a mortgage or mortgages in an aggregate amount not to exceed the amounts set forth on Exhibit "H" annexed hereto and made a part hereof, with an aggregate annual debt service in no event to exceed the quotient of the Fixed Rent for such year divided by 1.2, and which shall be prepayable at any time without penalty. The lien of any such mortgage shall be expressly subordinate to the estate created by this Lease. Landlord may not further lease its fee interest in the Land.

         8.02. Landlord may not sell, transfer or otherwise convey its interest in the Land except to an entity, person or partnership with a general partner or partners with a net worth at least $100,000,000, as the same shall be increased or decreased on each anniversary of the Commencement Date commencing on the fifth (5th) anniversary of the Commencement Date by an amount equal to the product of $100,000,000 and seventy-five percent (75%) of the percentage increase or decrease in the CPI for the immediately preceding twelve (12) month period; provided however, that in no event shall the same be decreased to be less than $100,000,000.

                           ARTICLE 9 - QUIET ENJOYMENT

         9.01. So long as no Event of Default shall have occurred and be continuing, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease.

               ARTICLE 10 - ASSIGNMENT, SUBLETTING AND MORTGAGING

         10.01. Tenant shall have the right, at any time, without Landlord's consent, upon thirty (30) days prior written notice to Landlord, to (a) assign or otherwise transfer this Lease, or offer or advertise to do so, and (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or
(c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever.

         10.02. If this Lease is assigned, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

         10.03. Any assignee shall execute, acknowledge and deliver to Landlord, within thirty (30) days after an assignment of this Lease, an agreement whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 10 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers.

         10.04. Without limiting any of the provisions of Article 27, if, pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant assigns this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

         10.05. Landlord agrees, upon written request of Tenant, to subordinate its fee interest in the Land and any interest it may have in the Building to the lien of the Mortgage or any other financing at any time secured by the estate created by this Lease. Landlord promptly shall execute and deliver any instruments confirming such subordination, including the Mortgage, requested by the holder of the Mortgage at any time.

         10.06. In addition to the Mortgage, Tenant may further mortgage and otherwise encumber this Lease, provided such other mortgages and encumbrances shall be subject and subordinate in all respects to the Mortgage.

         10.07. Landlord shall give to each mortgagee, including the holder of the Mortgage, of which it has been notified, at the address of such mortgagee set forth in such notice, and otherwise in the manner provided by Article 34 hereof, a copy of each notice of an Event of Default by Tenant at the same time as, and whenever, any such notice of an Event of Default shall thereafter be given by Landlord to Tenant, and no such notice of an Event of Default by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each mortgagee. Subject to the prior rights of the holder of the Mortgage, each other mortgagee (i) shall thereupon have a period of ten (10) business days more, after such notice is given to it, for remedying the Event of Default, or causing the same to be remedied, than is given Tenant after such notice is given to it, and (ii) shall, within such period and otherwise as herein provided, have the right to remedy such Event of Default or cause the same to be remedied. Landlord will accept performance by a mortgagee, including the holder of the Mortgage, of any covenant, condition, or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. In addition, no Event of Default by Tenant shall be deemed to exist as long as the holder of the Mortgage or any other mortgagee, in good faith, shall have commenced promptly either (i) to cure the Event of Default and to prosecute the same to completion, or (ii) if possession of the Premises is required in order to cure the Event of Default or if the Event of Default is of a nature that is not susceptible to cure (i.e., bankruptcy), to institute foreclosure proceedings and obtain possession directly or through a receiver, to prosecute such proceedings with diligence and continuity and, upon obtaining such possession, commenced promptly to cure the Event of Default (if the same shall be susceptible of cure) and to prosecute the same to compliance with diligence and continuity, provided, however, that the mortgagee shall have delivered to Landlord, in writing, its agreement to take the action described in clause (i) or (ii) herein, and that during the period in which such action is being taken (and any foreclosure proceedings are pending) all of the other obligations of Tenant under this Lease, to the extent they are susceptible of being performed by the mortgagee, are being duly performed. However, at any time after the delivery of the aforementioned agreement, the mortgagee may notify Landlord, in writing, that it has relinquished possession of the Demised Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event the mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations accruing prior to the date it delivers such notice), and thereupon Landlord shall have the unrestricted right to terminate this Lease and to take any other action it deems appropriate by reason of any Event of Default by Tenant, and upon any such termination the provisions of Section 11.10 hereof shall be applicable.

         10.08. Landlord and Tenant agree that they will not modify or amend this Lease in any respect, or cancel or terminate this Lease other than as provided herein, without the prior written consent of the holder of the Mortgage and any other mortgagee of which Landlord has notice.

         10.09. (a) In case of termination of this Lease by reason of any Event of Default, Landlord shall give prompt notice thereof to each mortgagee holding a mortgage on Tenant's leasehold estate. Landlord, subject to the rights of the holder of the Mortgage, on written request of a mortgagee made any time within thirty (30) days after the giving of such notice by Landlord, shall execute and deliver a new lease of the Demised Premises to such mortgagee, or its designee or nominee, for the remainder of the Term, upon all the covenants, conditions, limitations and agreements herein contained, provided that the mortgagee shall pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Rent due under this Lease up to and including the date of the commencement of the term of such new lease and all expenses including, but not limited to, reasonable attorneys' fees and disbursements and court costs incurred by Landlord in connection with the Event of Default by Tenant, the termination of this Lease and the preparation of the new lease. To the extent permitted by law, any such new lease and the leasehold estate thereby created shall, subject to the same conditions contained in this Lease, continue to maintain the same priority as this Lease with regard to the Mortgage or any other mortgage or any part thereof or any other lien, charge or encumbrance thereon whether or not the same shall then be in existence. Concurrently with the execution and delivery of such new lease, Landlord shall assign to tenant named therein all of its right, title and interest in and to moneys (including insurance and condemnation proceeds), if any, then held by or payable to Landlord, which Tenant would have been entitled to receive but for the termination of this Lease, less any sums reasonably expended by Landlord as a result of such Event of Default, and any sums then held by or payable to Landlord shall be deemed to be held by or payable to it as Landlord under the new lease.

                  (b) Upon the execution and delivery of a new lease under this
Section 10.09, if the Space Lease, the Hartz Lease or any other sublease for the Demised Premises or a portion thereof theretofore shall have been assigned to Landlord, it thereupon shall be assigned and transferred, without recourse, by Landlord to tenant named in such new lease. Between the date of termination of this Lease and the date of execution and delivery of such new lease, if a mortgagee shall have requested such new lease as provided in paragraph (a) of this Section, Landlord will not cancel the Lease or any other such sublease or accept any cancellation, termination or surrender thereof (unless such termination shall be effected as a matter of law on the termination of this Lease or the Space Lease, the Hartz Lease, or such other sublease has expired in accordance with its terms) without the consent of the mortgagee.

         10.10. If there is more than one mortgage, Landlord will recognize the holder of the Mortgage and, thereafter, the mortgagee whose mortgage is senior in lien, as the Person entitled to the rights afforded by Sections 10.07, 10.08 and 10.09 hereof.

         10.11. No mortgagee shall become liable for the performance or observance of any covenants or conditions to be performed or observed by Tenant unless and until such mortgagee becomes the owner of Tenant's interest hereunder upon the exercise of any remedy provided far in any mortgage. Thereafter such mortgagee shall be liable for the Performance and observance of such covenants and conditions only so long as such mortgagee owns such interest.

                        ARTICLE 11 - COMPLIANCE WITH LAWS

         11.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the cost, expenses, fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 11.01. However, Tenant need not comply with any Such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 11.02.

         11.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal or civil penalty and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; and (b) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise.

                   ARTICLE 12 - INSURANCE AND INDEMNITY

         12.01. (a) Tenant shall at all times during the term hereof maintain or cause to be maintained business interruption insurance with a rent insurance endorsement payable to Landlord, covering the Rent for a period of at least twelve (12) months. An endorsement or assignment of such insurance maintained by the Subtenants or other subtenants of Tenant may be provided to Landlord. Tenant also shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building, as may be insurable under then available standard forms of "all risk" insurance policies, in an amount equal to 100% of the replacement value thereof. Landlord shall cooperate with Tenant and Tenant's insurance companies in the adjustment of any claims for any damage to the Building. On or prior to the Commencement Date (as such term is defined in the Space Lease), Tenant shall deliver to Landlord appropriate certificates of insurance, including evidence of waivers of subrogation required pursuant to Section 12.04 hereof, required, to be carried by Tenant pursuant to this

Article 12. Evidence of each renewal or replacement of a policy shall be so delivered by Tenant to Landlord at least fifteen days prior to the expiration of such policy. Any certificates so deposited by Tenant with Landlord shall indicate whether the insurance required by this Article 12 is affected under a blanket insurance policy and, if so, shall certify to the aggregate amount of such blanket insurance policy and to the fact that there are no sublimits which derogate from the coverage required by this Article.

         12.02. Tenant also shall maintain the following insurance: (a) comprehensive general public liability insurance in respect of the Demised Premises and the conduct and operation of business therein, with Landlord as an additional named insured, with limits of not less than $3,000,000 for bodily injury or death to any one person and $5,000,000 for bodily injury or death to any number of persons in any one occurrence, and $500,000 for property damage, including water damage and sprinkler leakage legal liability, and (b) any other insurance required for compliance with the Insurance Requirements. Tenant shall deliver to Landlord and any additional named insured(s) certificates for such fully paid-for policies at least ten (10) days before the Commencement Date (as such term is defined in the Space Lease). Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least 20 days before the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be cancelled unless Landlord and any additional insured(s) are given at least 30 days' prior written notice of such cancellation.

         12.03. The provisions of Section 20.02 of this Lease are incorporated herein by reference as though set forth more particularly at length in this
Section 12.03.

         12.04. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, or an express agreement that the applicable insurance policy shall not be invalidated if the insured waives, or has waived before the casualty, the right of recovery, or an express agreement that the applicable insurance policy shall not be invalidated if the insured waives, or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by such policy, and having obtained such clauses or endorsements or agreements of waiver of subrogation or consent to a waiver of right of recovery, the parties agree that they will not make any claim against or seek to recover from the other or anyone acting or claiming under or through the other or any of their respective officers, directors, shareholders, partners, employees, agents or contractors, for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance, provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsements, or clauses or endorsements consenting to a waiver of right of recovery. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if such clause may not be obtained, even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement not to make any claim or seek recovery shall not be effective thereafter. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. If the payment of an additional premium is required for naming the other party as an additional insured (but not a loss payee), each party shall advise the other of the amount of any such additional premium and the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium, the other party at its own election may, but shall not be obligated to, pay the same. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as an additional insured (but not loss payee), even with the payment of an additional premium, then (in either event) such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. If either party shall fail to have fire or extended coverage insurance in effect as required pursuant to this Article 12, the agreement not to make any claim or seek recovery contained in the first sentence of this Section 12.04 shall be in full force and effect to the same extent as if such required insurance (containing the required waiver of subrogation clause, endorsement or agreement) were in effect.

                       ARTICLE 13 - RULES AND REGULATIONS

         13.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's reasonable judgment, shall be necessary for the operation or maintenance of the common areas of the Lincoln Harbor Project, and which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees, provided, however, Landlord shall not enforce any Rule or Regulation against Tenant which Landlord shall not then be enforcing against all other tenants of the Lincoln Harbor Project. If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of Newark in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties hereto, whether or not a judgment shall be entered in any court.

                            ARTICLE 14 - ALTERATIONS

         14.01. Subject to the provisions of the Mortgage or any leasehold mortgage to which Landlord may have subordinated its fee interest in the Land, and the Space Lease and the Hartz Lease, Tenant shall have the right to demolish, replace, remove and alter the Demised Premises, or any part thereof, and make any addition thereto, all in compliance with Legal Requirements.

                      ARTICLE 15 - REPAIRS AND MAINTENANCE

         15.01. Notwithstanding anything contained herein to the contrary, Landlord shall be responsible for maintenance of the common areas of the Lincoln Harbor Project, all which shall be maintained in accordance with standards reasonably satisfactory to Landlord and Tenant and in any event in accordance with the standards of a first-class office project in the northern New Jersey metropolitan area and with the provisions of the Reciprocal Construction Operation and Easement Agreement, to be entered into substantially in accordance with the draft dated March 5, 1986, between Landlord and the Township of Weehawken. Landlord hereby covenants and agrees to use its best efforts to enforce in accordance with their terms, the provisions of all other agreements affecting the Lincoln Harbor Project. To the extent that Landlord shall fail to maintain such common areas, upon thirty (30) days' prior written notice to Landlord (or such shorter notice as may be reasonable in the event of an emergency) Tenant shall have the right to perform any such maintenance work on behalf of the Landlord and Landlord, promptly after receipt of demand therefor from Tenant, shall reimburse Tenant for any expenses incurred by Tenant on behalf of Landlord for such maintenance, together with interest thereon at the Late Payment Rate, calculated from the date of expenditure by Tenant through the date of repayment by Landlord.

         15.02. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Demised Premises.

                          ARTICLE 16 - ELECTRIC ENERGY

         16.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the gross negligence or willful or wrongful act of Landlord.

                ARTICLE 17 - OTHER SERVICES: SERVICE INTERRUPTION

         17.01. Tenant shall cause the Building, including the exterior and the interior of the windows of the Building, to be cleaned.

         17.02. Landlord shall cause water to be supplied to the Demised Premises for Tenant's purposes and Tenant shall pay for such as shown on the public utility meters therefor.

                      ARTICLE 18 - ACCESS, CHANGES AND NAME

         18.01. Landlord and its agents shall have the right, with as little interference of Tenant's business as possible, to enter and/or pass through the Demised Premises upon reasonable notice and at reasonable times to examine the Demised Premises, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. The right of Landlord and Landlord's agent to enter into the Demised Premises shall not include any area of the Demised Premises designated on written notice to Landlord as a "security area" unless a representative of Tenant shall be present, which representative Tenant agrees to have present at the Demised Premises upon reasonable advance oral notice by Landlord, provided, however, that in the event of any emergency, Landlord shall have the right to enter into any such security area without being accompanied by such representative of Tenant, but shall be accompanied by a police officer, fireman or other public official. During the period of eighteen (18) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

         18.02. Tenant shall have the right, from time to time, to name the Building.

                 ARTICLE 19 - MECHANICS' LIENS AND OTHER LIENS

         Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under the mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be cancelled and discharged of record by payment, bond or order of a court of competent jurisdiction within thirty (30) days after notice by Landlord to Tenant.

                 ARTICLE 20 - NON-LIABILITY AND INDEMNIFICATION

         20.01. In addition to the provisions of Article 12 of this Lease, except as set forth in the Guarantees, dated of even date herewith, by Landlord for the benefit of Paine Webber, Inc. (collectively, the "Guarantees"), neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, except to the extent caused by or resulting from the gross negligence or willful acts of Landlord, its agents, servants or employees in the operation or maintenance of the common areas of the Lincoln Harbor Project. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any damage caused by either tenants or Persons in, upon or about the Demised Premises, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

         20.02. Tenant shall indemnify and hold harmless Landlord and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) Tenant's conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of tenant or any of its subtenants or licensees or its or their partners, joint ventures, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by Landlord's willful acts or gross negligence) occurring in the Demised Premises or the common areas of the Lincoln Harbor Project; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or its partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord. Counsel appointed by the insurance company insuring the Demised Premises shall be deemed satisfactory to Landlord.

         20.03. Notwithstanding any provision to the contrary, except as set forth in the Guarantees, Tenant shall look solely to the estate and property of Landlord in and to the Demised Premises (or the proceeds net of bona fide liens and expenses received by Landlord on a sale of such estate and property). In the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises, or the common areas of the Lincoln Harbor Project, Tenant, (and its successors and assigns) agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises, or the common areas of the Lincoln Harbor Project shall be limited to such estate and property of Landlord (or sale proceeds net of bona fide liens and expenses). No other properties or assets of Landlord or any partner, joint Venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises, or the common areas of the Lincoln Harbor Project. If Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys.

                       ARTICLE 21 - DAMAGE OR DESTRUCTION

         21.01. Tenant hereunder shall have no obligation to repair or restore any damage by fire or other casualty to the Demised Premises.

         21.02. Landlord shall have no right to terminate this Lease in connection with any casualty. Tenant shall have the right to terminate this Lease in accordance with the provisions of Section 35.12 hereof.

         21.03. Except as provided for in Section 35.12 of this Lease, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises pursuant to this Article 21. At no time shall there be an abatement or reduction of the Rent as a result of any casualty.

         21.04. Notwithstanding any of the foregoing provisions of this Article 21, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Tenant shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises by fire or other casualty, or (b) the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 21 shall relieve Tenant from any liability that may exist as a re-sult of any damage or destruction by fire or other casualty.

         21.05. In the event of any casualty or other damage, all insurance proceeds shall be paid to and be the property of Tenant; provided, however, that if Tenant shall elect to terminate this Lease in accordance with the provisions of Section 35.12 hereof, or if this Lease is otherwise terminated prior to restoration all insurance proceeds shall first be paid to, and be the property of, Landlord in the amount set forth on Exhibit "I" annexed hereto and made a part hereof, and the balance shall be paid to, and be the property of Tenant.

         21.06. The provisions of this Article 21 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

                          ARTICLE 22 - EMINENT DOMAIN

         22.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof (collectively referred to as a "Taking") this Lease shall terminate as of the day possession shall be taken by such authority, it being understood that there shall be no abatement of Fixed Rent but that Operating Expenses, Tenant's Fraction and Tenant's Proportionate Share, if applicable, shall be equitably adjusted. If fifteen percent (15%) or less of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than fifteen percent (15%) of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but Tenant shall have the right to terminate this Lease upon notice given to the other party within sixty (60) days after the filing of the declaration of taking. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, for the continued lawful operation of the Demised Premises shall not be available, Tenant may, by notice to Landlord, terminate this Lease as of the day possession shall be taken. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall be terminated in accordance with the provisions of this Section 22.01, this Lease and the Term shall come to an end and expire as of the date of such termination, with the same effect as if such date were the Expiration Date, and the Rent shall be apportioned as of the date of such termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. If this Lease shall continue in effect, Tenant shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Tenant for the improvements taken or conveyed, make all necessary alterations so as to constitute the remaining Demised Premises a complete architectural and tenantable unit. It being understood that there shall be no abatement of Fixed Rent but that Operating Expenses, Tenant's Fraction and Tenant's Proportionate Share, if applicable, shall be equitably adjusted. All awards and compensation for any taking or conveyance, whether for the whole or a part the Demised Premises, shall be divided between Landlord and Tenant in accordance with the provisions of Section 22.03.

         22.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and restoration and Tenant shall restore the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and includ-ing the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.

         22.03. In the event this Lease is terminated as the result of a Taking the proceeds of any award given in connection with such Taking shall, subject to the provisions of the Mortgage, be paid first to Landlord up to the amount shown on Exhibit "I" annexed hereto and made a part hereof and the balance shall be paid to Tenant. In the event of a Taking which does not result in a termination of this Lease, any award or compensation given for any such Taking shall, subject to the provisions of the Mortgage, be paid to Tenant.

                             ARTICLE 23 - SURRENDER

         23.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord.

         23.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month to month subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

         23.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                     ARTICLE 24 - CONDITIONS OF LIMITATION

         24.01. This Lease is subject to the limitations (collectively referred to as "Events of Default") that: (a) if Tenant shall default in the payment of any installment of Fixed Rent, and such default shall continue for ten (10) days after invoice for same by Landlord or for ten (10) days after notice of such default, whichever is shorter, or if Tenant shall default in the payment of any installment of Rent (other than Fixed Rent) and such default shall continue for forty-five (45) days after notice of such default, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within forty-five (45) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of forty-five (45) days and the continuance of which for the period required for cure will not subject Landlord to prosecution for a crime (as more particularly described in the last sentence of Section 11.02), if Tenant shall not, (i) within said forty-five (45) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said forty-five (45) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of fifteen (15) days from the date of the service of such notice of intention, and upon the expiration of said fifteen (15) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 26.

                       ARTICLE 25 - RE-ENTRY BY LANDLORD

         25.01. If this Lease shall terminate as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

         25.02. In the event of a breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 25, or in the event of the termination of this Lease, or of re-entry by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                              ARTICLE 26 - DAMAGES

         26.01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

                  (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly

Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period, which amount shall be discounted to the then present worth at a rate equal to nine percent (9%) per annum; or

                  (b) sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the De-mised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this sub-division (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to rent or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         26.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, the governing the proceedings in which, such damages are to be proved whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 26.01.

         26.03. In addition, if this Lease is terminated under the provisions of
Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of Article 25, Tenant covenants that for the breach of any covenant of tenant set forth above in this Section 26.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         26.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 26, if any Rent or damages payable hereunder by Tenant to Landlord are not paid within ten (10) days after demand therefor, the same shall bear interest at the Late Payment Rate from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

                        ARTICLE 27 - AFFIRMATIVE WAIVERS

         27.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

         27.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common areas, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises (unless failure to do so would constitute a waiver thereof) nor attempt to remove such action or proceeding to the law division of the Superior Court of New Jersey.

                            ARTICLE 28 - NO WAIVERS

         The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 29 - CURING TENANT'S DEFAULTS

         If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of forty-five (45) days from the date Landlord gives Tenant notice of the default. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Building after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills.

                              ARTICLE 30 - BROKER

         Landlord and Tenant each represent to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that it had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Each party agrees to indemnify and hold harmless the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys' fees and expenses, arising out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. The commissions due the Broker if any, shall be paid pursuant to a separate agreement with the Broker.

                              ARTICLE 31 - NOTICES

         Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall (except with respect to invoices for Fixed Rent) be deemed to have been properly given, rendered or made only if hand delivered or sent by United States registered or certified mail, return receipt requested, addressed with respect to Tenant c/o Hartz Mountain Industries, Inc., Attention General Counsel, with copies to Paine Webber, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Facilities Department - Vice President and to Skadden, Arps, Slate, Meagher and Flom, 919 Third Avenue, New York, New York 10022, Attention: Benjamin F. Needell, Esq., and to Horowitz, Bross, Sinins & Imperial, P.A., 1180 Raymond Boulevard, Newark, New Jersey 07102, Attention:
Irwin A. Horowitz, Esq. and with respect to Landlord, to the attention of General Counsel with a concurrent notice to the attention of President, with a copy to Horowitz, Bross, Sinins & Imperial, P.A., 1180 Raymond Boulevard, Newark, New Jersey 07102, Attention: Irwin A. Horowitz, Esq., and any mailed notice, statement, demand, consent, approval or other communication, shall be deemed to have been given, rendered or made on the date delivered or if mailed on the day after the day so mailed, unless mailed outside the State of New Jersey in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.

                       ARTICLE 32 - ESTOPPEL CERTIFICATES

         Each party shall, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, execute and deliver to the requesting party a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Each party also shall include in any such statement such other information concerning this Lease as each party may reasonably request.

                            ARTICLE 33 - ARBITRATION

         Except as may be otherwise expressly provided in this Lease, Landlord or Tenant may at any time request arbitration, of any matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                        ARTICLE 34 - MEMORANDUM OF LEASE

         This Lease shall not be recorded, however, at the request of either party, landlord and Tenant shall promptly execute, acknowledge and deliver to the other party (i) a memorandum of lease in respect of this Lease sufficient for recording and (ii) after the Fixed Rent Commencement Date either an agreement or a restated memorandum (if a memorandum shall have been executed or re-corded as provided immediately above) stating the Fixed Rent Commencement Date sufficient for recording. Failure by either party to request or to execute, acknowledge or deliver any such memorandum or agreement, however, shall not affect the determination of the Fixed Rent Commencement Date. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                           ARTICLE 35 - MISCELLANEOUS

         35.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.

         35.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the Landlord and Tenant.

         35.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

         35.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the par-ties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that the provisions of this Section
35.04 shall not be construed as modifying the conditions of limitation contained in Article 24.

         35.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of their respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delays. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 35.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control.

         35.06. Any liability for payments or reimbursement of payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

         35.07. Tenant shall not exercise its rights under Article 14 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord.

         35.08. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, and (b) any fire or other casualty in the Demised Premises.

         35.09. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Lease shall, be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         35.10. Landlord recognizes and acknowledges that for so long as the Space Lease and the Hartz Lease shall be in full force and effect, all obligations of Tenant hereunder may be performed by the tenants under the Space Lease and the Hartz Lease. Notwithstanding anything contained herein to the contrary, to the extent that the tenant under the Space Lease or the Hartz Lease shall perform or comply with any obligation required to be performed or complied with thereunder, Landlord shall accept such performance and Tenant shall be deemed to have performed or complied with the corresponding obligation hereunder.

         35.11. Upon request by the tenant under the Space Lease, Landlord shall enter into a non-disturbance agreement in the form annexed hereto and made a part hereof as Exhibit "J", with any subtenant of the tenant under the Space. Lease occupying one or more full floors of the Demised Premises.

         35.12. Notwithstanding anything contained herein to the contrary, upon any termination of the Space Lease, including, but not limited to, whether because of (x) the exercise by the tenant thereunder of any rights it may have to so terminate, including pursuant to Section 38.11 of the Space Lease, or (y) the occurrence of an Event of Default (as such term is defined in the Space Lease) and the termination of the Space Lease by Tenant, as landlord thereunder, Tenant shall have the option to terminate this Lease effective as of the date of termination of the Space Lease. Upon the termination of this Lease, Tenant's liability for Rent thereafter accruing shall cease. In addition, so long as the Space Lease is in full force and effect, neither Landlord nor Tenant shall have the right to exercise any option either may have to terminate this Lease, unless (x) the tenant under the Space Lease shall have exercised a parallel right to terminate the Space Lease and the same shall thereafter be terminated, or (y) if there shall be an Event of Default (as such term as defined in the Space Lease) under the Space Lease and Tenant, as landlord thereunder, shall have exercised its right to terminate the Space Lease. In addition, if the subtenant under the Space Lease exercises its option to purchase Landlord's fee interest or at least a one-third interest therein, in the Land pursuant to the Purchase Option, dated of even date herewith, between Landlord and PaineWebber, Inc., and if pursuant to the Agreement of Limited Partnership of Tenant, Tenant shall elect to terminate this Lease, this Lease shall automatically terminate simultaneously with the transfer of title to the fee, or interest therein in the Land.

         35.13. If the Subtenant under the Space Lease shall at any time during the term of the Space Lease, pursuant to Section 38.10 of the Space Lease, request (x) a remeasurement of the Floor Space and redetermination of Tenant's Fraction (as such term is defined in the Space Lease) because of a claimed difference in Floor Space (as such term is defined in the Space Lease) of the Building, or (y) a redetermination of Operating Expenses (as such term is defined in the Space Lease) because of either a claimed increase in the floor space of improvements constructed in the Lincoln Harbor Project or because of a redetermination of the Floor Space (as such term is defined in the Space Lease), such Floor Space shall be less than 578,028, then Tenant shall have a parallel right hereunder, and whatever results shall be obtained thereunder may not be inconsistent with the results obtained pursuant hereto. It is acknowledged that for purposes of determining Operating Expenses hereunder and under the Space Lease, the Project Floor Space was deemed to be 2, 206,457.

         35.14. If, in connection with the Mortgage, a lending institution shall request reasonable modifications of this Lease that do not materially increase Ten-ant's monetary obligations, materially increase Tenant's other obligations, or materially and adversely affect the rights or obligations of Tenant under this Lease, Tenant shall make such modifications.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                           Landlord:

                           HARTZ MOUNTAIN INDUSTRIES,
                             INC.

                           By:      /s/ Stephen M. Kelty
                                    -----------------------------------------
                                    Stephen M. Kelty, Vice President

                           Tenant:

                           HARTZ-PW LIMITED
                             PARTNERSHIP

                           BY:      Hartz Mountain
                                      Industries, Inc.,
                                      General Partner

                           By:      /s/ Stephen M. Kelty
                                    -----------------------------------------
                                    Stephen M. Kelty, Vice President

                                  EXHIBIT "A"

                                    Building

         The proposed PaineWebber Operations Building is to be located at Lincoln Harbor, Weehawken, New Jersey. The 10-11 story, center core building, of approximately 604,528 gross square feet, and will house a retail area cafeteria, print center, bulk storage and mail area. The Operations Center is to be connected by a "skywalk," to the existing Data Processing Center building.

                                  EXHIBIT "B"

                                   Fixed Rent


Years Commencing on
the  Fixed  Rent
Commencement Date                Fixed Rent
-----------------                ----------

             1                 $    79,108

          2- 5                     545,692

          6-10                     996,627

         11-15                   2,717,511

         16-20                   4,213,533

         21-40                   4,272,522

         41-74                   4,272,522, as increased by 1/2 CPI for
                                 the period from year 21 to year 40

         75-98                   rent for years 41-74, as increased by
                                 1/2 CPI for the period from year 41 to
                                 year 74

                                  EXHIBIT "C"

                                  Floor Space

         As to a building, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or common areas face of any wall between the premises and any portion of the common areas, or by the center line of any wall between the premises and space leased or available to be leased to another tenant or occupant. Any reference to floor space of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, interior common areas, and areas used by a landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the floor space is intended to refer to floor space of the entire area in question irrespective of the person(s) who may be the owner(s) of all or any part thereof.

         The anticipated Floor Space of the Building is estimated to be 604,528.

                                  EXHIBIT "D"

                              Property Description
                       (to include easement for skywalk)

                                SKYWALK EASEMENT

         The precise metes and and bounds description (deed description) of the easement for the skywalk connecting the Data Processing Center and the Operations Center, created pursuant to the Reciprocal Easement and Maintenance Agreement, dated of even date herewith, among Hartz, Landlord and Landlord, is not capable of precise determination until such time as the design of the structure has been determined by Tenant. The easement shall be as mutually agreed between the two (2) parties connecting the two (2) structures. The easement shall be an air rights easement with rights of support at the locations which will be determined with specificity upon final approval by Tenant of the design for construction.

         Upon such determination, the precise metes and bounds description shall be prepared and attached to this Lease as part of this Exhibit and incorporated herein by reference.

                               BLOCK 34C LOT 4.03
                             TOWNSHIP OF WEEHAWKEN
                           HUDSON COUNTY, NEW JERSEY

         Commencing at a point in the easterly line of Park Avenue, said point being N 21 degrees-21'-30" E, 1129.16 feet along the same from its intersection with the northerly line of 15th Street, all as shown on a map entitled "Subdivision of Properties of Hartz Mountain Industries, Inc.," and prepared by Azzolina & Feury Engineering Company, dated February 27, 1986, revised to March 19, 1986, and running; thence,

         A) N 21 degrees-21'-30" E, 86.70 feet along said property line to a point on curve; thence,

B) Northeasterly, along the property line on a curve to the left having a radius of 1093.01 and a radial bearing of N 14 degrees-11'-23" W through a central angle of 25 degrees-01'-56" for an arc distance of
         477.53 feet; thence,

C)       Along said property line, N 38 degrees-30'-00" E, 550.05 feet; thence,

D) Departing from said property line, S 50 degrees-33'-12" E, 86.23 feet to the point of beginning; thence,

         1)       N 38 degrees-52'-10" E, 383.37 feet to a point of curvature;
                  thence,

         2) Northeasterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence,

         3)       S 51 degrees-07'-50" E, 156.00 feet; thence,

         4)       S 38 degrees-52'-10" W, 286.00 feet; thence,

         5) Along the outer face of the wall of Tower 1, S 51 degrees-07'-50" E, 392.18 feet; thence,

         6)       S 38 degrees-52'-10" W, 132.37 feet to a point of curvature;
                  thence,

         7) Southwesterly, on a curve to the right having a radius of 40 feet through a central angle of 90 degrees-00'-00" for an arc distance of 62.83 feet; thence,

         8)       N 51 degrees-07'-50" W, 513.18 feet to a point of curvature;
                  thence,

         9) Northwesterly, on a curve to the right having a radius of 35 feet through a central angle of 90 degrees-00'-00" for an arc distance of 54.98 feet to the point or place of beginning.

Containing 156,420 square feet (3.59 acres).

                                   [GRAPHIC]

                                  EXHIBIT "E"

                             Lincoln Harbor Project

                                   [GRAPHIC]

                                  EXHIBIT "F"

                                 MORTGAGE TERMS


PRINCIPAL AMOUNT:                   $75,000,009

TERM:                               Minimum 17 years and 6 months from
                                    the Commencement Date (as defined in
                                    the Agreement of Lease, dated of even
                                    date herewith, between Landlord, as
                                    landlord, and Tenant, as tenant, for
                                    the premises known as the Data Pro-
                                    cessing Center)

AMORTIZATION SCHEDULE:              11.979 constant

INTEREST RATE:                      11.25% or less per annum

SECURITY:                           Senior leasehold mortgage, subordi-
                                    nated fee, no personal liability

                                  EXHIBIT "G"

                          GROUND LEASE OFFICE PREMISES

                               OPERATING EXPENSES

         The cost and expense (whether or not within the contemplation of the parties but only to the extent the same are treated, in accordance with GAAP, as expenses and not capital expenditures) for (a) the Common Open Space, Interior Walkway, Walkway and Private Roads, Shared Parking Facilities and Utility Trunk Lines (collectively, the "Areas") (as such terms are defined in the Reciprocal Construction Operating and Easement Agreement ("RCOEA") draft dated March 5,
1986) and (b) the real estate taxes, if any, in respect of the Areas, and (c) reasonable legal, accounting and other professional fees; plus four percent (4%) of the total of expenses under clause (a) above for office administration and overhead cost and expense. All items shall be stated in accordance with generally accepted accounting principles. The Operating Expenses attributable to the Demised Premises are determined by dividing the Floor Space constructed on the Demised Premises by the municipally approved Floor Space of the Lincoln Harbor Project (presently 2,206,457 square feet); provided, however that, except in the event of condemnation the 2,206,457 square feet of Floor Space shall be presumed to be the minimum Floor Space. For example, the Office Building, estimated at 604,528 square feet of Floor Space divided by 2,206,457 square feet of presently approved Floor Space divided by 2,206,457 square feet of presently approved Floor Space of the Lincoln Harbor Project equals 0.2740 or 27.40%).

                                  EXHIBIT "H"

                              Fee Mortgage Amounts

Years             Amount
-----             ------

 1- 3             $15,233,419
 4- 6              19,151,510
 7- 9              23,698,486
10-12              27,050,892
13-20              29,962,901
21-40              32,210,118
41-74              32,210,118, as increased by 1/2 CPI
                   for the period from year 21 to year 40
75-98              fee mortgage amount for years
                   41-74, as increased by 1/2 CPI for
                   the period from year 41 to year 74

                                  EXHIBIT "I"

                     Landlord's Share of Insurance Proceeds
                            and Condemnation Awards

Years             Amount
-----             ------

 1- 3            $19,041,774
 4- 6             23,939,388
 7- 9             29,623,108
10-12             33,813,614
13-20             37,453,627
21-40             40,262,649
41-74             40,262,649, as increased by 1/2 CPI
                  for the period from year 21 to year 40
75-98             Landlord's share of insurance proceeds and condemnation
                  awards for years 41-74 as increased by 1/2 CPI for the period from year 41 to year 74

                                  EXHIBIT "J"

                                NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS AGREEMENT, dated as of the _____ day of ___________, 19__, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation, having an office at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094 ("Ground Lessor"), and __________, a __________ having an office at __________ ("Subtenant").

                                  WITNESSETH :

         WHEREAS, Ground Lessor is the owner of the land (the "Land") described in Exhibit "A" annexed hereto and made a part hereof; and

         WHEREAS, Ground Lessor has entered into a ground lease (the "Ground Lease") , dated as of _____________, whereby Ground Lessor demised and leased, as ground lessor, all of the Land to HARTZ-PW LIMITED PARTNERSHIP ("Ground Lessee") , as lessee; and

         WHEREAS, Ground Lessee has entered into an Agreement of Lease, dated as of the _____ day of March, 1986 (the "Space Lease") , with PAINEWEBBER INCORPORATED, ("Space Tenant") pursuant to which Ground Lessee leased and demised to Space Tenant a portion of the space in the building known as the [PaineWebber Building] (the "Demised Premises") , as more fully described in such Space Lease;

         WHEREAS, Space Tenant has entered into an Agreement of Sublease (the "Sublease") , dated as of the _____ day of ___________, 19__, pursuant to which Space Tenant subleased and demised to Subtenant [the Demised Premises or a portion thereof] , as more fully described in Exhibit "B" annexed hereto and made a part hereof; and

         WHEREAS, the parties hereto desire to provide inter alia for the non-disturbance of Subtenant by Ground Lessor.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. So long as the Sublease is in full force and effect, and no default of Subtenant exists nor has any event occurred which with the passage of time or notice would entitle Space Tenant to terminate the Sublease or dispossess Subtenant, Ground Lessor will not name or join (unless required by law or unless failure to do so by Ground lessor would result in a waiver by Ground Lessor of any rights) Subtenant as a party defendant or otherwise in any suit, action or proceeding brought to enforce any rights granted to Ground Lessor under the Ground Lease or the Space Lease or to terminate one or both of such leases, and the Ground Lessor will not terminate the Sublease or take any action to recover possession of the premises demised to Subtenant or affect or disturb Subtenant's possession or rights under the Sublease.

         2. If Ground Lessor or its designee shall enter into and become lawfully possessed of the Demised Premises and shall succeed to the rights of Ground Lessee under the Ground Lease and Space Tenant under the Space Lease by reason of the termination of the Ground Lease and the Space Lease or otherwise, and if Subtenant is not then in default under the Sublease beyond the time permitted therein to cure such default, then (a) the Sublease shall not terminate, (b) Subtenant shall attorn to Ground Lessor or its designee, and recognize it as its landlord, such attornment to be upon the then executory terms and conditions of the Sublease, and (c) Ground Lessor or its designee shall accept such attornment and recognize Subtenant as the Ground Lessor's lessee under the Sublease. Upon such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between the Ground Lessor or its designee and Subtenant, upon all of the then executory terms, conditions and covenants as set forth in the Sublease and which shall be applicable after such attornment, except that Ground Lessor shall not be (i) liable for any previous act or omission of Space Tenant which constitutes a default under the Sublease; (ii) subject to any offset or defenses not expressly provided for in the Sublease which the Subtenant might have against Space Tenant; (iii) bound by any prepayment of more than one month's [Fixed Rent] or [Additional Charges] (as such terms are defined in the Sublease); and (d) bound by any amendment or modification of the Sublease made without Ground Lessor's prior written consent.

         3. The terms of this Agreement shall bind and inure to the benefit of the parties hereto, and their respective heirs, successors and assigns.

         4. All notices and other communications hereunder shall be in writing and shall be hand delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed (a) if to Ground Lessor at 400 Plaza Drive, Post Office Box 1411, Secaucus, New Jersey 07094, Attention:
General Counsel, with a copy to Horowitz, Bross, Sinino & Imperial, P.A., 1180 Raymond Boulevard, Newark, New Jersey 07102, Attention: Irwin Horowitz, Esq., or at such other address as Ground Lessor shall have furnished to Subtenant in writing, or (b) if to Subtenant, at _______________________________
_____________________ Attention: ____________, or at such other address as
Subtenant shall have furnished to Ground Lessor in writing.

         5. This Agreement shall be governed by the laws of the State of New Jersey. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         6. This Agreement may not be discharged or modified orally or in any manner other than by an agreement in writing specifically referring to this Agreement and signed by the party or parties to be charged thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         HARTZ MOUNTAIN INDUSTRIES, INC.

                          By: _________________________

                           [SUBTENANT]

                          By: _________________________

                                Acknowledgement

                                  EXHIBIT "A"

                                      Land

                                  EXHIBIT "B"

                                Demised Premises




                                      J-6